Exhibit 5.0

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

12TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

TELEPHONE: (202) 347-0300

FACSIMILE: (202) 347-2172

WWW.EMTH.COM

October 29, 2004

VIA EDGAR

Board of Directors

Home Federal Bancorp, Inc. of Louisiana

624 Market Street

Shreveport, Louisiana 71101

Gentlemen:

We have acted as special counsel to Home Federal Bancorp, Inc. of Louisiana, a Federal corporation, in organization (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form SB-2 (the “Registration Statement”), relating to the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), in connection with the reorganization of Home Federal Savings and Loan Association of Shreveport, a Federally chartered mutual savings and loan association (the “Association”), into the mutual holding company form of ownership, whereby the Association will convert to a Federally chartered stock savings and loan association as a wholly owned subsidiary of the Company, and the Company will become a majority-owned subsidiary of Home Federal Mutual Holding Company, a Federal corporation (the “Reorganization”).

In this regard, we have examined the Charter and Bylaws of the Company, resolutions of the Board of Directors of the Association, the Association’s Plan of Reorganization from Mutual Savings and Loan Association to Mutual Holding Company, the Association’s Plan of Stock Issuance, and such other documents and matters of law as we deemed appropriate for the purposes of this opinion. This opinion is limited to federal laws and regulations which are in affect on the date hereof.

Board of Directors

Home Federal Bancorp, Inc. of Louisiana

October 29, 2004

Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock, when issued in accordance with the terms of the Plan of Stock Issuance, and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the references to this firm under the headings “The Reorganization - Tax Aspects” and “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.

Very truly yours,

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

By:	/s/ Kevin M. Houlihan
Kevin M. Houlihan, a Partner